                                                                    EXHIBIT 21.1
                                                                    ------------

List of Subsidiaries of Registrant
----------------------------------

AC Acquisition Co., Inc., a Delaware corporation
QBI Acquisition Co., Inc., a Delaware corporation
BP Acquisition Co., Inc., a Delaware corporation
NL Acquisition Co., Inc., a Delaware corporation
UNC Acquisition Co., Inc., a Delaware corporation